EXHIBIT 10.5

EXTENSION AGREEMENT TO COMPLETE REQUIRED EXPENDITURES ON INNER MONGOLIA MINERAL CLAIMS

TO:         RICHARD NEMIS

FROM:  DEREK BARTLETT
               PRESIDENT, NEWPORT GOLD INC.

RE:         NORONT’S TIEJIANGYINGZI property, Guyang County, Inner Mongolia

In consideration for granting an extension to February 1, 2009 to spend the required $500,000 USD of exploration monies on the above stated property Newport Gold Inc. agrees to provide Noront with 100,000 shares of Newport Gold Inc.  (Reg S stipulation).  All other terms and conditions of the agreement shall remain the same and time shall remain of the essence.

Dated this 15th day of  January 2008

/s/ Derek Bartlett

______________________________
Derek Bartlett
President, Newport Gold Inc.

/s/ Richard Nemis

_______________________________
Richard Nemis
President, Noront Resources Ltd.